 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

  Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Walt Disney Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On March 11, 2024, The Walt Disney Company ("Disney") updated its website www.VoteDisney.com, which contains information relating to Disney’s 2024 Annual Meeting of Shareholders. A copy of the updated website content (other than that previously filed) can be found below:

HOW TO VOTE OUR BOARD REASONS TO VOTE The Walt Disney Company EXPERT ANALYSIS NEWS & MEDIA CONTACTS Vote Disney A 100-year track record of creativity, innovation and growth BLACK PAN Now Stream Peltz and Rasulo: Disruptive and Destructive Watch Video “HAVING PELTS ON YOUR BOARD SEEMS TO BE MORE VALUE-DESTRUCTIVE” – FORTUNE 01/04

“Peltz and Rasulo: Disruptive and Destructive”
Video Transcript

What’s the harm of letting activist investor Nelson Peltz or Jay Rasulo have a seat on Disney’s board?

The answer is simple, if they succeed, Disney could suffer the same fate as other great companies that Peltz has previously infiltrated such as GE and Dupont.

Nelson Peltz has a long history of attacking companies to the ultimate detriment of shareholder value. His quest also seems more about vanity than a belief in Disney. Why else would he sell 500,000 Disney shares over the past six months… in the middle of his proxy fight? Plus, he has no media expertise and no experience in running a global entertainment company powered by creativity.

NELSON PELTZ: “They said I have no media experience…I don’t claim to have any.”

And then there’s Jay Rasulo, a former Disney employee who was passed over for a promotion nearly a decade ago. He hasn’t been employed since leaving Disney, and the last time he joined the board of a media company, the stock tanked.

What’s more - Peltz and Rasulo have teamed up with another disgruntled former employee, Ike Perlmutter, who has his own lengthy record of disruptive behavior inside Disney. Perlmutter has a well-documented grudge with Disney’s CEO, Bob Iger. This sort of personal animus in the boardroom is more than disruptive it can be destructive. Especially at this critical time when despite all of these distractions, Bob Iger and his management team have engineered an ambitious plan to build Disney’s future, positioning the company for a new era of sustained growth and value creation.

BOB IGER: “The last thing that we need right now is to be distracted in terms of our time, our energy by an activist or activists…”

In fiscal 2024, they expect cash flow to exceed initial projections and have set a target of $3 billion in stock repurchases. The Board also declared a cash dividend of $0.45 per share - an increase of 50% versus the last dividend paid.

After a year of significant fixing that made way for a new era of building for growth, The Walt Disney Company has turned a corner and is focused on creating lasting long-term value. This value is reflected in the recent stock performance, improved operating income, as well as the strategic moves recently made by the company, such as the collaboration and equity stake in Epic Games, the upcoming release of Moana 2, Taylor Swift’s The Eras Tour coming to Disney+, and more.

The Disney Board is always open to good ideas from engaged shareholders. But a quick glance at Peltz’s white paper will reveal a surprising number of questionable proposals that reinforce his clear lack of experience in media…not to mention a litany of factual misstatements and quite a few proposals that Disney is already implementing.

Nelson Peltz and Jay Rasulo threaten to jeopardize the incredible progress the company has made since Bob returned as CEO. At this critical moment, we simply cannot let that happen. The choice is clear…VOTE DISNEY.

Forward-Looking Statements
Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations; beliefs; plans; strategies; business or financial prospects or outlook; future shareholder value; expected growth and value creation; profitability; investments; capital allocation, including dividends and share repurchases; earnings expectations; expected drivers and guidance, including free cash flow and funding sources; expected benefits of new initiatives; cost reductions and efficiencies; content offerings; priorities or performance; and other statements that are not historical in nature. These statements are made on the basis of the Company’s views and assumptions regarding future events and business performance and plans as of the time the statements are made. The Company does not undertake any obligation to update these statements unless required by applicable laws or regulations, and you should not place undue reliance on forward-looking statements.

Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives (including capital investments, asset acquisitions or dispositions, new or expanded business lines or cessation of certain operations), our execution of our business plans (including the content we create and intellectual property we invest in, our pricing decisions, our cost structure and our management and other personnel decisions), our ability to quickly execute on cost rationalization while preserving revenue, the discovery of additional information or other business decisions, as well as from developments beyond the Company’s control, including: the occurrence of subsequent events; deterioration in domestic or global economic conditions or failure of conditions to improve as anticipated, including heightened inflation, capital market volatility, interest rate and currency rate fluctuations and economic slowdown or recession; deterioration in or pressures from competitive conditions, including competition to create or acquire content, competition for talent and competition for advertising revenue, consumer preferences and acceptance of our content and offerings, pricing model and price increases, and corresponding subscriber additions and churn, and the market for advertising and sales on our direct-to-consumer services and linear networks; health concerns and their impact on our businesses and productions; international, political or military developments; regulatory or legal developments; technological developments; labor markets and activities, including work stoppages; adverse weather conditions or natural disasters; and availability of content. Such developments may further affect entertainment, travel and leisure businesses generally and may, among other things, affect (or further affect, as applicable): our operations, business plans or profitability, including direct-to-consumer profitability; our expected benefits of the composition of the Board; demand for our products and services; the performance of the Company’s content; our ability to create or obtain desirable content at or under the value we assign the content; the advertising market for programming; income tax expense; and performance of some or all Company businesses either directly or through their impact on those who distribute our products.

Additional factors are set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, including under the captions “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, and subsequent filings with the Securities and Exchange Commission (the “SEC”), including, among others, quarterly reports on Form 10-Q.

Additional Information and Where to Find it
Disney has filed with the SEC a definitive proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for Disney’s 2024 Annual Meeting of Shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY DISNEY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Disney free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Disney are also available free of charge by accessing Disney’s website at http://www.disney.com/investors.

Participants
Disney, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by Disney. Information about Disney’s executive officers and directors is available in Disney’s definitive proxy statement for its 2024 Annual Meeting, which was filed with the SEC on February 1, 2024. To the extent holdings by our directors and executive officers of Disney securities reported in the proxy statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.